SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 24, 2003

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 11.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The registrant was notified by the plan administrator of its 401(k) and Retirement Savings Plan (the “Plan”) that as a result of a change in Plan administrators, there will be a blackout period in which Plan participants will be temporarily unable to direct or diversify investments in individual accounts, obtain a loan from the Plan, or obtain a distribution from the Plan. The blackout period is expected to begin on December 17, 2003 and is expected to end on or about January 12, 2004.

As required by Section 306 of the Sarbanes-Oxley Act of 2002 and Section 245.104 of the Securities and Exchange Commission’s Regulation BTR, and concurrently with the filing of this Current Report on Form 8-K, the registrant transmitted a notice of blackout period to its directors and executive officers. The form of notice is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: November 24, 2003	By: /s/	Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Form of Notice of Blackout Period, dated as of November 24, 2003, to directors and executive officers.